Exhibit 99.1

Top Technology Executive Jamie Holcombe Is Named as
Chief Executive Officer of Visium Technologies, Inc.

Company Relocates Corporate Headquarters to Fairfax, Virginia

FAIRFAX, VA, Aug. 20, 2018 (GLOBE NEWSWIRE) — Visium Technologies Inc. (OTCPink: “VISM”) announced today that it has named Henry J. “Jamie” Holcombe as its Chief Executive Officer, effective immediately.

Visium’s Chairman and former CEO, Mark Lucky commented “Jamie’s appointment reflects the beginning of Visium’s next stage in its emerging growth strategy, to create innovative cybersecurity solutions and capture new customers. Visium is poised for major growth by delivering solutions that simplify cybersecurity complexity through technologies that provide visualization and analysis that prioritizes remediation”. Mr. Lucky continued, “Jamie’s unique experience with both large and small technology companies will prove invaluable in addressing Visium’s current target markets which include Government, Healthcare, Finance, Automotive, and Insurance. There is enormous opportunity for Visium, and Jamie’s enthusiastic leadership will help Visium’s customers achieve continued success.

Mr. Holcombe brings decades of experience in taking customer-centric technology companies like Visium to the next level. Over the last twenty years, he has served as Vice President and General Manager for Harris IT Services and Caprock Government Solutions, as Vice President of Information Systems for the Federal Communications Commission Universal Service Administrative Company, as Chief Technology Officer and Senior Vice President of Operations for Globix, and as Chief Information Officer for Cambrian Communications. Mr. Holcombe graduated from the U.S. Military Academy at West Point with a Bachelor of Science degree, finishing first in his class in Computer Science. He earned a Master of Business Administration from Chaminade University in Honolulu, and a Master of Science degree in Computer Science from George Washington University.

Mr. Holcombe will play a critical role in leading Visium on its next phase of strategic growth and his leadership and expertise will guide and direct the full range of Visium’s capabilities. Mr. Lucky, who has been serving as both Chief Executive Officer and Chief Financial Officer of Visium will continue to serve as its Chief Financial Officer.

In addition, to naming Mr. Holcombe as Chief Executive Officer, the Company recently relocated its Corporate headquarters from Fort Lauderdale, Florida to Fairfax, Virginia. The Corporate office is strategically located near the Company’s core markets.

About Visium Technologies, Inc.

Visium Technologies, Inc. (VISM) is a Fairfax, Virginia based company focused on global cybersecurity, advancing technology and cybersecurity tools and services to support enterprises in protecting their most valuable assets - their data, on their networks, in the cloud, and IoT.

For more information please visit www.visiumtechnologies.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, whether the reverse stock split will be beneficial to the Company and its shareholders, any inability to meet the NYSE American continued listing standards in the future for any reason, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Contact:

Visium Technologies, Inc.

Corporate: Mark Lucky, Chief Financial Officer

mlucky@visiumtechnologies.com